    As filed with the Securities and Exchange Commission on January 30, 2003

                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              BANK ONE CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                                   31-0738296
      (State or other jurisdiction of                     (I.R.S. employer
      incorporation or organization)                      identification number)

      1 Bank One Plaza
      Chicago, Illinois                                   60670
      (Address of Principal Executive Offices)            (Zip Code)


                              BANK ONE CORPORATION
                           Savings and Investment Plan
                            (Full title of the Plan)

                              Christine A. Edwards
           Executive Vice President, Secretary and Chief Legal Officer
                              BANK ONE CORPORATION
                                1 Bank One Plaza
                             Chicago, Illinois 60670
                     (Name and address of agent for service)

                                 (312) 732-3551
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Laurence Goldman, Esq.
                              BANK ONE CORPORATION
                                1 Bank One Plaza
                             Chicago, Illinois 60670

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
                                                               Proposed            Proposed
                                                               Maximum              Maximum
   Title of Securities to be Registered     Amount to be    Offering Price         Aggregate               Amount of
                                             Registered     Per Share/(1)/    Offering Price/(1)/     Registration Fee/(1)/
---------------------------------------------------------------------------------------------------------------------------
      Common Stock, $0.01 Par Value          15,000,000         $37.06            $555,900,000              $51,142.80
                                               shares
 Interests in the Savings and Investment
                   Plan
                                                 (2)

---------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low prices of Common Stock reported on the New York Stock Exchange Composite Transactions Tape for January 27, 2003.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents heretofore filed by Registrant (File No. 001-15323) with the Commission are incorporated by reference in the Registration
Statement:

        (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

        (b) Registrant's Quarterly Reports on Form 10-Q dated March 31, 2002; June 30, 2002; and September 30, 2002;

        (c) Registrant's Current Reports on Form 8-K dated January 17, 2002; April 17, 2002; July 17, 2002 (2 filings); August 12, 2002;
               October 16, 2002; and January 16, 2003;

        (d) The description of Registrant's Common Stock set forth in Registrant's Current Report on Form 8-K dated October 2, 1998; and

        (e) The Plan's Annual Report on Form 11-K for the year ended December 31, 2001.

        All documents filed by Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

        The Registrant's consolidated financial statements as of December 31, 2000 and 1999, and the two years ended December 31, 2000 included in the Annual Report on Form 10-K for the year ended December 31, 2001, incorporated herein by reference, have been audited by Arthur Andersen LLP ("Arthur Andersen"). On February 23, 2001, the Registrant decided to no longer engage Arthur Andersen as its independent public accountants and appointed KPMG LLP to serve as its independent public accountants for the fiscal year 2001. In 2002, Arthur Andersen ceased practicing before the Securities and Exchange Commission. As a result, the Registrant has been unable to obtain Arthur Andersen's written consent to the incorporation by reference into this Registration Statement of their audit report with respect to the Registrant's financial statements which are incorporated herein by reference. Under these circumstances, Rule 437a under the Securities Act of 1933, as amended (the "Securities Act") permits the Registrant to file this Registration Statement without a written consent from Arthur Andersen. Because Arthur Andersen has not consented to the inclusion of their report in this Registration

Statement, Arthur Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen and incorporated by reference herein or any omission of a material fact required to be stated therein. Accordingly, investors will not be able to assert a claim against Arthur Andersen under Section 11(a) of the Securities Act for any purchases of securities under this Registration Statement.

Item 4. Description of Securities.

        This item is inapplicable as the securities to be offered are registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

        The validity of the securities offered hereby has been passed upon for the Registrant by Christine A. Edwards, Esq., Chief Legal Officer, Executive Vice President and Secretary of the Registrant. Christine A. Edwards owns, or has rights to acquire under the Registrant's employee benefit plans, an aggregate of less than 1% of the common stock of the Registrant.

Item 6. Indemnification of Directors and Officers.

        The Registrant is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with certain litigation.

        The Registrant's Restated Certificate of Incorporation, as amended, provides for indemnification of directors and officers. The provision provides that any person shall to the fullest extent permitted by the General Corporation Law of the State of Delaware be indemnified and reimbursed by the Registrant for expenses and liabilities imposed upon the person in connection with any action, suit or proceeding, civil or criminal, or threat thereof, in which the person may be involved by reason of the person being or having been a director, officer, employee or agent of the Registrant, or of any corporation or organization which the person served in any capacity at the request of the Registrant. The Certificate, as permitted by the General Corporation Law of the State of Delaware, also provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit.

        The Registrant's directors and officers are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which they might incur in such capacity.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

        This item is inapplicable.

Item 8. Exhibits.

        This Registration Statement includes the following Exhibits:

     Exhibit
     Number                     Description of Exhibits
     ------                     -----------------------

     5 Opinion of Counsel to Registrant as to legality of securities being issued.

     23(a)          Consent of KPMG LLP.

     23(b) Consent of Counsel to Registrant (included in Exhibit 5 hereof).

     23(c)          Consent of Washington, Pittman & McKeever, LLC.

     23(d)          Statement Regarding Consent of Arthur Andersen LLP.

     24             Powers of Attorney.

Item 9. Undertakings.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Registrant's indemnification provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 30th day of January, 2003.

                                                BANK ONE CORPORATION


                                                By:   /s/ HEIDI MILLER
                                                    ----------------------------
                                                      Heidi Miller
                                                      Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 30, 2003.

         Signature                               Title
         ---------                               -----

/s/ JOHN H. BRYAN*                               Director
-------------------------------
John H. Bryan

/s/ JAMES S. CROWN*                              Director
-------------------------------
James S. Crown

/s/ JAMES DIMON*                                 Director and
-------------------------------                  Principal Executive Officer
James Dimon

/s/ MAUREEN A. FAY*                              Director
-------------------------------
Maureen A. Fay

/s/ JOHN R. HALL*                                Director
-------------------------------
John R. Hall

/s/ LABAN P. JACKSON, JR.*                       Director
-------------------------------
Laban P. Jackson, Jr.

/s/ JOHN W. KESSLER*                             Director
-------------------------------
John W. Kessler

/s/ RICHARD A. MANOOGIAN*                        Director
-------------------------------
Richard A. Manoogian

/s/ DAVID C. NOVAK*                              Director
-------------------------------
David C. Novak

/s/ JOHN W. ROGERS, JR.*                         Director
-------------------------------
John W. Rogers, Jr.

/s/ FREDERICK P. STRATTON, JR.*            Director
-------------------------------
Frederick P. Stratton, Jr.

/s/ MELISSA J. MOORE*                      Principal Accounting Officer
-------------------------------
Melissa J. Moore

/s/ HEIDI MILLER                           Principal Financial Officer
-------------------------------
Heidi Miller

_______________________________
*The undersigned, by signing her name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to a power of attorney signed by such directors and officers.

                                              /s/ HEIDI MILLER
                                       ------------------------------
                                              Heidi Miller
                                              Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
Number                              Description of Exhibits
------                              -----------------------

5 Opinion of Counsel to Registrant as to legality of securities being issued.

23(a)        Consent of KPMG LLP.

23(b)        Consent of Counsel to Registrant (included in Exhibit 5 hereof).

23(c)        Consent of Washington, Pittman & McKeever, LLC.

23(d)        Statement Regarding Consent of Arthur Andersen LLP.

24           Power of Attorney.